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                                                                    Exhibit 3.27



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                           THIRD AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                              COLONIAL DOWNS, L.P.


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                               TABLE OF CONTENTS

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                                                                            Page
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1. ORGANIZATION..........................................................      1
   1.1 Formation.........................................................      1
   1.2 Name and Place of Business........................................      1
   1.3 Purpose...........................................................      2
   1.4 Term..............................................................      2
2. CAPITAL...............................................................      2
2.1 Capital and Capital Accounts.........................................      2
2.2 No Obligation........................................................      2
3. CASH DISTRIBUTIONS....................................................      2
   3.1 Operations........................................................      2
   3.2 Capital Transactions..............................................      2
   3.3 Definitions.......................................................      2
4. ALLOCATION OF PROFIT AND LOSS.........................................      3
4.1 Generally............................................................      3
4.2 Special Allocations..................................................      3
4.3 Taxable Income, Gain, Loss, and Deductions...........................      4
5. FINANCIAL MATTERS.....................................................      4
5.1 Banking..............................................................      4
5.2 Books and Reports....................................................      4
6. MANAGEMENT............................................................      4
   6.1 General Partner...................................................      4
   6.2 Duties and Authority..............................................      4
   6.3 Partners..........................................................      5
   6.4 Action by the Partnership.........................................      5
7. TRANSFER OF PARTNERSHIP INTEREST......................................      5
8. DISSOLUTION AND TERMINATION...........................................      5
   8.1 Generally.........................................................      5
   8.2 Winding Up........................................................      6
   8.3 No Deficit Restoration Obligation.................................      6
9. GENERAL PROVISIONS....................................................      6
   9.1 Governing Law.....................................................      6
   9.2 Binding Effect....................................................      6
   9.3 Entire Agreement..................................................      7

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            THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                              COLONIAL DOWNS, L.P.

     THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made as of March 12, 1997 between STANSLEY RACING CORP., a Virgina corporation, as a general partner (the "General Partner") and COLONIAL DOWNS HOLDINGS, INC. a Virginia corporation, as a limited partner (the "Limited Partner" and, together with the General Partner, the "Partners");

                              W I T N E S S E T H:

     WHEREAS, Colonial Downs, L.P. a Virginia limited Partnership (the "Partnership"), is subject to a Second Amended and Restated Agreement of Limited partnership dated July 14, 1996, as amended (the "Prior Agreement");

     WHEREAS, Stansley Racing Corp. has been admitted to the Partnership as a general partner, and Colonial Downs Holdings, Inc. has acquired all of the interest in the Partnership formerly owned by Stansley Management Corp. and CD Entertainment Ltd. and has been admitted to the Partnership with respect to such interests as a substituted limited partner;

     WHEREAS, the parties wish to amend and restate the Prior Agreement;

     NOW, THEREFORE, the parties agree as follows:

1.   ORGANIZATION.

     1.1 Formation. The Partnership has been formed and shall be operated as a Virginia limited partnership subject to the terms of this Agreement. This Agreement replaces the prior Agreement in its entirety.

     1.2 Name and Place of Business. The Partnership's name is Colonial Downs, L.P. The Partnership's principal business office shall be located at 3610 Courthouse Road, P.O. Box 456, Providence Forge, Virginia 23140 or such other place as the General Partner may determine.

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     1.3 Purpose. The Partnership's purpose is to own and operate a horse track and related facilities in Virginia.

     1.4 Term. The Partnership shall continue until December 31, 2075 unless sooner terminated as provided below.

2.   CAPITAL.

     2.1 Capital and Capital Accounts. The Partnership shall maintain a capital account for each Partner in accordance with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). Each Partner's capital account as of the date of this Agreement shall equal the amount set forth as such on Schedule A which is attached hereto and incorporated herein by reference.

     2.2 No Obligation. No Limited Partner shall be personally liable for Partnership obligations. No Partner shall be obligated to make capital contributions to the Partnership or to lend funds to the Partnership except to the extent that such Partner agrees otherwise in writing. The General Partner's liability for the Partnership's debts and other obligations shall be determined in accordance with the law of the Commonwealth of Virginia.

3.   CASH DISTRIBUTIONS.

     3.1 Operations. Net cash from operations shall be distributed between the Partners in proportion to their Percentage Interests.

     3.2 Capital Transactions. Net cash from capital transactions shall be distributed to the Partners, in proportion to their respective Unrecovered Equities, until each Partner has received cumulative distributions of net cash from capital transactions in such year and all prior years equal to the amount of its Unrecovered Equity; and the balance of cash from capital transactions shall be distributed to the Partners in proportion to their Percentage Interests.

     3.3 Definitions. For purposes of this Agreement, the Percentage Interest of the Limited Partner means ninety-nine percent(99%) and the Percentage Interest of the General Partner means one percent. A capital transaction means a sale, exchange

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or other disposition of real property or a condemnation, damage or destruction of property or the obtaining of a loan secured by real property. Net cash means Partnership revenues in excess of expenses, mortgage payment obligations, and a reserve for contingencies and working capital as determined by the General Partner in its reasonable discretion. A Partner's Unrecovered Equity means the excess of (a) the balance of such Partner's capital account as set forth on Schedule A, and the amount of cash and the fair market value of property contributed by such Partner to the Partnership's capital after the date of this Agreement over (b) the amount of cumulative distributions of cash from capital transactions received by such Partner.

4.   ALLOCATION OF PROFIT AND LOSS.

     4.1 Generally. Except as provided in Section 4.2 hereof, Net Profit and Net Loss shall be allocated to the Partners' capital accounts in proportion to their Percentage Interests. For purposes hereof, Profit or Loss means for each Partnership fiscal year an amount equal to the Partnership's taxable income or loss for such year, increased by income that is exempt from federal income tax, and reduced by expenditures that may neither be deducted nor added to the basis of property for income tax purposes within the meaning of the Regulations issued under Section 704 (b) of the code. Profit and Loss will be determined after taking into account the special allocations prescribed in Section 4.2.

     4.2 Special Allocations. Before making any allocations under Section 5.1 hereof, the Partnership shall comply with the Regulations under Section 704 (b) of the Code, including the requirements related to qualified income offsets, minimum gain charge backs (including those attributable to Partner nonrecourse debt), the allocation of deductions attributable to nonrecourse debt (including Partner nonrecourse debt), and the limit on allocating losses to Partners with no deficit restoration obligation ("Regulatory Allocations"). All Regulatory Allocations made by the Partnership shall be taken into account in allocating Profit and Loss pursuant to Section 4.1, so that, to the extent possible, the net amount of the cumulative allocations to each Partner under Section 4.1 and
Section 4.2 will be the same amount that would have been allocated to each Partner had the Regulatory Allocations not occurred.

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     4.3 Taxable Income, Gain, Loss, and Deduction. Taxable income, gain, loss, and deductions (and any item thereof) shall be allocated among the Partners in the same manner as under Section 4.1 and 4.2 except as otherwise required under Sections 704(b) and (c) of the Code and the Regulations thereunder.

5.   FINANCIAL MATTERS.

     5.1 Banking. The Partnership shall maintain one or more bank accounts and shall deposit therein all Partnership funds. Withdrawals from such accounts may be made by any person designated by the General Partner.

     5.2 Books and Reports. The Partnership will maintain full and accurate books at its principal office. The Partners may examine such books at all reasonable times. Within ninety (90) days after the close of each calender year, the Partnership shall distribute to the Partners an unaudited financial statement of the Partnership for such year and all information necessary for the Partners to complete their federal and Virginia income tax returns with regard to their interests in the Partnership for such year.

6.   MANAGEMENT.

     6.1 General Partner. The General Partner shall serve as the Partnership's general partner until its resignation, insolvency, the transfer of its entire interest in the Partnership, or the termination of its corporate existence ("Withdrawal"). Upon the General Partner's Withdrawal, its authority to manage the Partnership's business shall terminate and a successor general partner shall be chosen by unanimous agreement of the other Partners.

     6.2 Duties and Authority. The General Partner shall have the sole authority and responsibility for managing the Partnership and its business and shall take all action required of the Partnership hereunder. All decisions regarding the management of the Partnership shall be made and implemented by the General Partner who shall not be required to obtain the consent of any other Partner with regard to any action taken on the Partnership's behalf. In connection with the foregoing, except as otherwise restricted herein, the General Partner shall have all of the rights and powers of a general partner in a

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limited partnership formed under Virginia law as are consistent with the furtherance of the Partnership's purposes and necessary or appropriate for the conduct of the Partnership's business.

    6.3   Partners.  The Partners other than the General Partner shall take no part in the management or control of the Partnership's business and shall have no authority to act on behalf of or otherwise bind the Partnership.

    6.4 Action by the Partnership. The Partnership shall be bound by any document executed on the Partnership's behalf by the General Partner and by any other action taken on the Partnership's behalf by the General Partner. No person doing business with the Partnership shall be required to ascertain the General Partner's actual authority to act as the Partnership's agent and shall be exonerated from all liability if such person obtains the General Partner's approval and the signature of the General Partner on the Partnership's behalf.

7.  TRANSFER OF PARTNERSHIP INTEREST.

    A Partner may not sell or otherwise dispose of its interest in the Partnership.

8.  DISSOLUTION AND TERMINATION.

    8.1 Generally. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following events ("Liquidating Events"):

          1.  the expiration of the Partnership's term as set forth in Section
1.4 of this Agreement;

          2. the agreement of a Partners who together own at least sixty-six and two-thirds percent (66-2/3%) of all the percentage Interests owned by all Partners;

          3. the General Partners's Withdrawal unless (a) the remaining General Partners elect to continue the Partnership's business or (b) if there is no remaining General Partners, all of the remaining Partners, within ninety (90) days after the date of such Withdrawal, agree to continue the Partnership's business and choose a successor general partner to do so;

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          4. the sales or disposition of substantially all of the Partnership's assets.

     8.2 Winding Up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The General Partner shall oversee the winding up of the Partnership and shall liquidate the Partnership's properties and assets a promptly as is consistent with obtaining the fair market value thereof. The proceeds of such liquidation shall first be applied to pay Partnership debts (including debts owed to a Partner) and liquidation expense and any remaining proceeds shall then be distributed to the Partners in accordance with Section 3 hereof. As soon as reasonably practical thereafter, the Partnership shall provide each Partner with a statement prepared and audited by its accountant that sets forth the Partnership's assets and liabilities as of the date of complete liquidation and the manner in which the Partnership's assets are to be distributed to the Partners. Upon compliance with the foregoing distribution plan, the Partnership shall file a Certificate of Cancellation.

     8.3 No Deficit Restoration Obligation. No Partner whose capital account has a deficit balance upon the Partnership's liquidation shall be obligated to contribute to the Partnership's capital with respect to such deficit, nor shall such deficit be deemed to be an obligation of such Partner to the Partnership, to any Partnership creditor or to any other Partner, for any purpose whatsoever.

9.   GENERAL PROVISIONS.

     9.1 Governing Law. This Agreement shall be construed and the Partners' rights and liabilities hereunder shall be determined in accordance with the laws of the Commonwealth of Virginia, other than its conflict of laws principles and provisions.

     9.2 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Partners' successors in interest.

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     9.3  Entire Agreement. This Agreement contains the entire understanding between the Partners regarding the subject matter of this Agreement and supersedes all prior written or oral agreements around them regarding such subject matter. No representation, agreement, arrangement, or understanding, oral or written, exists between the Partners relating to the subject matter of this Agreement that is not fully expresses herein.

                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

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     WITNESS the following signatures:


GENERAL PARTNER
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STANSLEY RACING CORP.,
   a Virginia corporation

By: /s/ O. James Peterson, III
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    O. James Peterson, III, President


LIMITED PARTNER
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COLONIAL DOWNS HOLDINGS, INC.,
   a Virginia corporation


By: _____________________________________
    Jeffrey P. Jacobs, Chairman and
    Chief Executive Officer


COMMONWEALTH OF VIRGINIA
CITY/COUNTRY OF New Kent

    The foregoing document was acknowledged before me on March 19, 1997 by O. James Peterson, III, President of Stansley Racing Corp.

                                                  /s/ Menna J. Robertson
                                                  ------------------------------
                                                  Notary Public

My Commission expires: October 31, 2000.

STATE OF OHIO
CITY/COUNTRY OF ______________

    The foregoing document was acknowledged before me on ___________ __, 1997 by Jeffrey P. Jacobs, Chairman and Chief Executive Officer of Colonial Downs Holdings, Inc.

                                                  ______________________________
                                                  Notary Public

My Commission expires: ___________________________, 19__

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     WITNESS the following signatures:

GENERAL PARTNER

STANSLEY RACING CORP.,
   a Virginia corporation


By:  _________________________________
     O. James Peterson, III, President

LIMITED PARTNER

COLONIAL DOWNS HOLDING, INC.,
   a Virginia corporation


By:  /s/ Jeffrey P. Jacobs
     ---------------------------------
     Jeffrey P. Jacobs, Chairman and
     Chief Executive Officer

COMMONWEALTH OF VIRGINIA
CITY/COUNTY OF ______________

     The foregoing document was acknowledged before me on ____________ __, 1997 by O. James Peterson, III, President of Stansley Racing Corp.


                                             __________________________________
                                             Notary Public

My Commission expires:  _____________________, 19__

STATE OF OHIO
CITY/COUNTY OF Cuyahoga

     The foregoing document was acknowledged before me on March 20, 1997 by Jeffrey P. Jacobs, Chairman and Chief Executive Officer of Colonial Downs Holdings, Inc.

                                        /s/ Susan M. Eyerman
                                        ---------------------------------------
                                        Notary Public

                                        SUSAN M. EYERMAN, Notary Public
                                        State of Ohio & Cuyahoga County, 19___
                                        My Commission Expires Dec. 17, 2000

My Commission expires:  _____________________, 19__

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                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                              COLONIAL DOWNS, L.P.

                                   SCHEDULE A

Partners                                     Initial Capital Account

Colonial Downs Holdings, Inc.                      $1,996,069

Stansley Racing Corp.                              $      100

                                      A-1